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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference of our report dated March 2, 2001, with respect to the consolidated financial statements of EntreMed, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000, in the following Registration Statements:

1.      Registration Statement Number 333-26057 on Form S-8
2.      Registration Statement Number 333-67063 on Form S-8
3.      Registration Statement Number 333-41218 on Form S-8
4.      Registration Statement Number 333-80193 on Form S-3
5.      Registration Statement Number 333-84907 on Form S-3
6.      Registration Statement Number 333-94665 on Form S-3



                                                   /s/ ERNST & YOUNG LLP

McLean, Virginia
March 30, 2001